CODE OF ETHICS

Synovus Investment Advisors, Inc (the "Adviser"), a subsidiary of Synovus Financial Corp.("SFC") who acts as investment adviser to CLIENTS (the "CLIENT"), is confident that all ACCESS PERSONS and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with a CLIENT'S interest where ACCESS PERSONS or employees:

         o know about the CLIENT'S present or future portfolio transactions; or
         o have the power to influence the CLIENT'S portfolio transactions; and
         o engage in SECURITIES transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Adviser has adopted this code of ethics (the "Code") to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I).

I.       ABOUT THIS CODE

         A.       INDIVIDUALS COVERED BY THE CODE.

                  o All ACCESS PERSONS; and
                  o All Adviser employees.

         B.       TO WHOM THE RULES APPLY.

                  This Code sets forth specific prohibitions regarding SECURITIES transactions. All ACCESS PERSONS, as defined in Appendix I attached hereto, are subject to all of the prohibitions and restrictions contained in this Code, which are universally applicable.

II.      STATEMENT OF GENERAL PRINCIPLES AND PROFESSIONAL STANDARDS

         In recognition of the trust and confidence placed in the Adviser by its clients, and because the Adviser believes that its operations should benefit all clients, the Adviser has adopted the following universally applicable principles:

               1. All ACCESS PERSONS must at all times reflect the professional standards expected of persons in the investment advisory business. These standards require all ACCESS PERSONS to be judicious, accurate, objective and reasonable in dealing with both clients and other parties so that their personal integrity is unquestionable.

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               2.  The interests of the client [and the Fund's shareholders] are paramount. ACCESS PERSON must place client interests before their own.

               3. ACCESS PERSONS must accomplish all personal SECURITIES transactions in a manner that avoids a conflict, or appearance of conflict, between their personal interests and those of clients, [the Fund or its shareholders].

               4. ACCESS PERSONS must avoid actions or activities that allow them or their family to benefit from their position with the Adviser, or that bring into question their independence or judgment.

               5. All ACCESS PERSONS must avoid inappropriate favoritism of one client over another.

               6. At Synovus, whether it be proprietary or non-proprietary mutual funds, late day trading and market timing is expressly prohibited. This prohibition includes but is not limited to an ACCESS PERSONS role as an adviser or portfolio manager. Also included in this prohibition are personal transactions.

               7. All ACCESS PERSONS must act within the spirit and the letter of the federal, state and local laws and regulations pertaining to investment advisers and the general conduct of business.

               8. The Adviser has adopted Insider Trader Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material non-public information by Adviser Personnel. The Insider Trading Policies are a part of this Code of Ethics.

               9. The Adviser has adopted Personal Trading Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent Adviser Personnel from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with our CLIENTS. The Personal Trading Policies are a part of this Code of Ethics.

               10. ACCESS PERSONS cannot accept compensation for services from outside sources without the specific permission of the Adviser's principal OFFICER or designated principal.

               11. When any ACCESS PERSON faces a conflict between their
                   personal interests and the interests of clients, they will report the conflict to the Adviser's OFFICER for instruction regarding how to proceed.

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               12. The recommendations and actions of the Adviser are
                   confidential and private matters. Accordingly, it is our policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding SECURITIES transactions of client accounts except to broker/dealers in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular SECURITIES (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with the Adviser, without the prior written approval of the President or the OFFICER.

               13. All information given to the Adviser by the customer is confidential and must not be disclosed except as outlined in the Adviser's Privacy Policy.

               14. ACCESS PERSONS must report any violation of the Code of
                   Ethics promptly to the Officer or other designated persons.

The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all ACCESS PERSONS. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics. Annually, the OFFICER will review the Code of Ethics.

III.     REVIEW AND ENFORCEMENT OF THIS CODE

         A. APPOINTMENT OF A REVIEW OFFICER AND/OR COMPLIANCE OFFICER (THE "OFFICER").

                  At least one OFFICER will be appointed by the Board of Directors of the Adviser (the "Board") to perform the duties described in this Section VI.

         B.       THE OFFICER'S DUTIES AND RESPONSIBILITIES.

               1. The OFFICER shall notify each person who becomes an ACCESS PERSON of the Adviser and who is required to report under this Code of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

               2. The OFFICER will, on a quarterly basis, compare all reported personal SECURITIES transactions with clients and a list of SECURITIES that were PURCHASED OR SOLD by the client's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the OFFICER must give the person an opportunity to supply explanatory material.

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               3.  If the OFFICER finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the OFFICER must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Board. This report will routinely be made at the next scheduled
                   Board meeting. If there are no scheduled Board meetings, the report will be made at least quarterly.

               4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

               5. The OFFICER will submit his or her own reports, as may be required pursuant to Part A hereof, to an ALTERNATE OFFICER selected in the same manner as the OFFICER who shall fulfill the duties of the OFFICER with respect to the OFFICER'S reports.

         C.       RESOLUTION; SANCTION(S).

                  If the Board finds that a person has violated the Code, the Board will approve, by a majority vote, a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the Board deems appropriate and will report, through the OFFICER or other selected person(s), the violation and the resolution and/or sanction imposed to the Board at its next regularly scheduled board meeting unless, in the sole discretion of the Board, circumstances warrant an earlier report.

IV. PROHIBITIONS AND RESTRICTIONS

         A.       PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.

                  ACCESS PERSONS cannot, in connection with the PURCHASE OR SALE, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by a client:

               1.  Employ any device, scheme or artifice to defraud the CLIENT;

               2. make to any client any untrue statement of a material fact or omit to state to the CLIENT a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon any client [or the Fund]; or

               4. engage in any manipulative practice with respect to the CLIENT.

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         B.       LIMITS ON ACCEPTING OR RECEIVING GIFTS.

                  ACCESS PERSONS cannot accept or receive any gift, by itself or in the aggregate, of more than $100.00 from any CLIENT, prospective CLIENT, any person or entity doing business with the Adviser or in connection with a CLIENT'S account.

         C.       RESTRICTIONS ON TRADING

                  1. PROHIBITED TRADING PERIOD

                  (a) GENERAL. A trade in a security traded by a client account [and/or in the Fund] is prohibited on the same day the client trades the security.

                  (b) EXCEPTION FOR SAME DAY TRADES. Notwithstanding (a) above, a ACCESS PERSON may trade a security on the same day as a client trades the same security if the following conditions are met:

                        (i) the ACCESS PERSON'S trade is in the same direction
                  as the CLIENT'S trade (e.g., the CLIENT buys the security and the access person buys the security); and

                        (ii) unless the ACCESS PERSON'S trade is submitted as
                  part of a block trade, the ACCESS PERSON'S trade is placed after client trades are completed; and

                        (iii) if the ACCESS PERSON'S trade is submitted as part
                  of a block trade with clients, then the ACCESS PERSON'S trade is the first order not filled if the entire block trade is not filled.

                  (c) DE MINIMIS EXEMPTION. A pre-clearance request to trade 3,000 or fewer shares of an issuer that has at least $3 billion in market capitalization may be granted by the OFFICER notwithstanding the Prohibited Trading Period. Such de minimis trading requests may be granted by the OFFICER, subject to the other Restrictions on Trading and the following conditions:

                  (a) The request must be made in accordance with the Pre-Clearance Procedures set forth in Paragraph E below.

                  (b) De Minimis exemption grants are only valid for 1 business day; and

                  (c) Permission under the de minimis exemption may be granted for a particular security only once per access person every 10 days.

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                  2.    RESTRICTED LIST SECURITIES

                        It is recognized that an access person may from time to time have a special relationship with an issuer (such as being a director, OFFICER, consultant, or significant shareholder), in which capacity such person may receive material, non-public information regarding an issuer. In such cases, the ACCESS PERSON must notify the OFFICER of that relationship. The OFFICER will review the relationship and will determine whether or not to place the SECURITIES of the issuer on a Restricted SECURITIES List. Trades in any security on the Restricted SECURITIES List maintained by the OFFICER are prohibited.

                  3.    INITIAL PUBLIC OFFERINGS (IPOS)

                        Investing in IPOs is subject to pre-clearance (pre-approval) by the OFFICER.

                  4.    CERTAIN PUBLIC COMPANY SECURITIES

                        PURCHASES AND SALES of restricted SECURITIES issued by public companies are generally prohibited. However, an exception may be made if the OFFICER determines that the contemplated transaction will raise no actual, potential or apparent conflict of interest. Specific requests to purchase or sell any restricted security must be made in writing to the OFFICER.

                  5.    PRIVATE PLACEMENTS AND HEDGE FUNDS

                        PURCHASE OR SALE of a security obtained through a private placement, including PURCHASE of any interest in a hedge fund, requires approval by the OFFICER. Approval is contingent upon the OFFICER determining that the contemplated transaction will raise no actual, potential or apparent conflict of interest. Specific requests to purchase or sell any interest in a private placement or a hedge fund must be made in writing to the OFFICER. Should adviser personnel wish to PURCHASE a private placement offered by the Adviser or an affiliate of the Adviser, such investment should be disclosed to any Adviser client PURCHASING said investment.

                        Note: If an ACCESS PERSON who owns a security in a private company knows that the company is about to engage in an IPO, she/he must disclose this information to the OFFICER.

                  6.    INVESTMENT CLUBS

                        Participation in an investment club requires prior approval by the OFFICER. Pre-clearance may be granted

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                        on written request if the ACCESS PERSON'S
                        participation does not create any actual, potential or apparent conflict of interest.

                  7.    OPTIONS

                        ACCESS PERSONS are prohibited from buying or selling an option on the same calendar day after a client account trades the same option or the underlying security.

                  8.    SHORT SALES

                        Short sales of SECURITIES are prohibited.

                  9.    PROHIBITION ON SELLING RECENTLY-ACQUIRED SECURITIES

                        ACCESS PERSONS may not sell a security within 60 days of acquiring that SECURITY unless prior approval is obtained from the OFFICER. Generally, approval will not be given if the security is held in a CLIENT'S account [or by the Fund].

         D.       EXCEPTIONS TO THE PERSONAL TRADING POLICIES

                  1.    CASE-BY-CASE EXEMPTIONS

                        Because no written policy can provide for every possible contingency, the OFFICER may consider granting additional exemptions from the Prohibitions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the access person in writing to the OFFICER. Exceptions will only be granted in those cases in which the OFFICER determines that granting the request will create no actual, potential or apparent conflict of interest.

                  2.    CERTAIN TYPES OF SECURITIES AND RELATED INSTRUMENTS

                        Transactions involving any of the following SECURITIES are not subject to any of the Prohibitions on Trading above and do not require pre-clearance by or reporting to the OFFICER:

                        (a) Open-End Mutual Funds and Unit Investment Trusts (not closedend mutual funds)

                        (b) United States Government SECURITIES (e.g., U.S. Treasury Bonds).

                        (c) Money Market Instruments (e.g., bankers' acceptances, Certificates of Deposit, and repurchase agreements).

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                        (d)  Variable annuities issued by insurance company
                             separate accounts.

                        (e)  Employee stock PURCHASE accounts

                        (f)  Company sponsored 401-K accounts

                  3.    DELEGATED DISCRETION ACCOUNTS

                        Pre-clearance is not required on trades in a covered account over which a access person has no discretion if:

                        (a) the ACCESS PERSON provides to the OFFICER a copy of the written contract pursuant to which investment discretion for the account has been delegated in writing to a fiduciary;

                        (b) the ACCESS PERSON certifies in writing that she/he has not and will not discuss potential investment decisions with the independent fiduciary; and

                        (c) the ACCESS PERSON ensures that duplicate broker-dealer trade confirmations and monthly/quarterly statements of the discretionary account holdings are provided to the Adviser.

         E.       PRE-CLEARANCE PROCEDURES

                        (a) The ACCESS PERSON completes and submits a Pre-Clearance Request Form to the OFFICER.

                        (b) The OFFICER reviews and approves or rejects the request, communicating its decision to the access person.

                        (c) The ACCESS PERSON must execute any approved trade no later than 4:00 p.m. on the same day following the time-stamp reflected on the approved request.

V.       INSIDER TRADING

         A.       OVERVIEW AND PURPOSE

                  The purpose of the policies and procedures in this Section V (the "Insider Trading Policies") is to detect and prevent "insider trading" by any person associated with the Adviser. The term "insider trading" is not defined in the SECURITIES laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

         B.        GENERAL POLICY

                  1.    PROHIBITED ACTIVITIES

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                        All  owners and employees of the Adviser including
                        contract, temporary, or part-time personnel, or any other person associated with the Adviser are prohibited from the following activities:

                        (a) trading or recommending trading in SECURITIES for any account (personal or CLIENT) while in possession of material, non-public information about the issuer of the SECURITIES; or

                        (b) communicating material, non-public information about the issuer of any SECURITIES to any other person.


                        The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

                  2.    REPORTING OF MATERIAL, NON-PUBLIC INFORMATION

                        Any owner or employee who possesses or believes that she/he may possess material, non-public information about any issuer of securities must report the matter immediately to the OFFICER. The OFFICER will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

         C. MATERIAL INFORMATION, NON-PUBLIC INFORMATION, INSIDER TRADING AND INSIDERS

                  1. MATERIAL INFORMATION. "Material information" generally includes:

                        o any information that a reasonable investor would likely consider important in making his or her investment decision; or

                        o any information that is reasonably certain to have a substantial effect on the price of a company's SECURITIES.

                        Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

                  2. NON-PUBLIC INFORMATION. Information is "non-public" until it has been effectively communicated to the market and the market has had time to "absorb" the information. For example, information found in a report filed with the SECURITIES and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The WALL STREET

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                        JOURNAL or other publications of general circulation
                        would be considered public.

                  3. INSIDER TRADING. While the law concerning "insider trading" is not static,it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non- insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

                  4. INSIDERS. The concept of "insider" is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company's affairs and as a result has access to information solely for the company's purposes. Any person associated with the Adviser may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company's attorneys, accountants, consultants, bank lending OFFICERS and the employees of such organizations.

         D.       PENALTIES FOR INSIDER TRADING

                  The legal consequences for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

                  o     civil injunctions

                  o     jail sentences

                  o revocation of applicable SECURITIES-related registrations and licenses

                  o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

                  o fines for the employee or other CONTROLLING person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, the Adviser's management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

VI.      REPORTING REQUIREMENTS

         Subject to Section VIII hereof, all ACCESS PERSONS must comply with the reporting requirements set forth in Part XI.

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VII.     ANNUAL WRITTEN REPORT TO THE BOARD

         At least once a year, the Adviser will provide the Board with a written report that includes the following information:

         A. ISSUES ARISING UNDER THE CODE. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The OFFICER may report to the Board more frequently if deemed necessary or appropriate by the Board; and

         B. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its ACCESS persons from violating this Code.

VIII. INTERRELATIONSHIP WITH THE FUND'S CODE OF ETHICS

         A.   GENERAL PRINCIPLE.

              A person who is BOTH (i) an ACCESS PERSON of the Fund AND (ii) an ACCESS PERSON and/or employee of the Adviser, is only required to report under this Code.

         B.   PROCEDURES. The Adviser shall:

              1.   Submit to the Fund a copy of this Code;

              2. Promptly furnish to the Fund, upon request, copies of any reports made under this Code by any person who is also covered by the Fund's Code;

              3. Promptly report to the Fund, in writing, any material amendments to this Code; and

              4. Immediately furnish to the Fund, without request, all relevant and necessary information regarding any material violation of this Code by any person.

IX.      RECORDKEEPING

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the SECURITIES and Exchange Commission and other regulatory agencies.

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         1.   A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         3. A copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Part A for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         5. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

         6. A record of any decision and the reasons supporting the decision, to approve the PURCHASE OR SALE OF A SECURITY must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

X.    MISCELLANEOUS

      A. CONFIDENTIALITY. All reports and other information submitted pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the SECURITIES and Exchange Commission and other regulatory agencies or the Fund, as necessary.

      B. INTERPRETATION OF PROVISIONS. The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

      C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

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XI.      REPORTING REQUIREMENTS

         ACCESS PERSONS AND EMPLOYEES WITH INFORMATION ACCESS

I.       LIST OF SECURITIES HOLDINGS

      A.  INITIAL HOLDINGS REPORT.

          ACCESS PERSONS must submit a listing of all SECURITIES they BENEFICIALLY OWN, as well as all of their SECURITIES accounts, as of the date they first become subject to this Code's reporting requirements. ACCESS PERSONS must submit this list to the OFFICER within 10 days of the date they first become subject to this Code's reporting requirements. An Initial Holdings Report Form, substantially the same as Appendix III will be used. A copy of brokerage account statement(s) may be used in lieu of listing each individual holding on the Initial Holdings Report Form.

      B.  ANNUAL HOLDINGS REPORT.

          Each year, ACCESS PERSONS must submit to the OFFICER a listing of all SECURITIES they BENEFICIALLY OWN, as well as all of their SECURITIES accounts. ACCESS PERSON'S list must be current as of a date no more than 30 days before they submit the report. An Annual Holdings Report Form, substantially the same as Appendix IV will be used. A copy of brokerage account statement(s) may be used in lieu of listing each individual holding on the Annual Holdings Report Form.

II.      REQUIRED TRANSACTION REPORTS

      A.  QUARTERLY TRANSACTION REPORTS.

      1. Each quarter, ACCESS PERSONS must report all of their SECURITIES transactions effected, as well as any SECURITIES accounts they established, during the quarter. ACCESS PERSONS should submit their report to the OFFICER NO LATER THAN 10 days after the end of each calendar quarter. A Sample Quarterly Personal SECURITIES Transactions Report Form is included as Appendix II.

      2. If ACCESS PERSONS had no reportable transactions and did not open any SECURITIES accounts during the quarter, they are still required to submit a report. Please note on the report that you had no reportable items during the quarter, and return it, signed and dated.

      3. ACCESS PERSONS need not submit a detailed list of transactions if the report would duplicate information contained in broker trade confirmations or account statements received by the OFFICER, provided that all required information is contained in the broker trade confirmations or account statements and is received by the OFFICER NO LATER THAN 30 days after the end of the calendar quarter. Please see the OFFICER for more information about this reporting mechanism.

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      B.  SECURITIES TRANSACTIONS AND ACCOUNTS THAT ARE COVERED UNDER THE
          QUARTERLY REPORTING OBLIGATION.

          ACCESS PERSONS must report all transactions in SECURITIES that: (i) they directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, they acquire direct or indirect BENEFICIAL OWNERSHIP. ACCESS PERSONS must also report all of their accounts in which any SECURITIES were held for their direct or indirect benefit (this includes mutual fund accounts).

      C.  SECURITIES AND TRANSACTIONS THAT MAY BE EXCLUDED FROM THE REPORT.

          ACCESS PERSONS are not required to detail or list the following items on their reports:

          1. PURCHASES OR SALES effected for any account over which ACCESS PERSONS have no direct or indirect influence or CONTROL;

          2. PURCHASES ACCESS PERSONS made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where they PURCHASED a SECURITY issued by their employer;

          3. PURCHASES or SALES of any of the following SECURITIES:

              o  Direct obligations of the U.S. government;

              o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements.

          ACCESS PERSONS must still report, however, any accounts in which these SECURITIES are held. ACCESS PERSONS may include a statement in their report that the report shall not be construed as their admission that they have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

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



                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

 THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A
      DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR
      OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT
       DEFINED, ACCESS PERSONS SHOULD FOLLOW THE DEFINITIONS AND MEANINGS
        IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

o   any Trustee or OFFICER or EMPLOYEE OF THE ADVISER.

o any employee of the Adviser (or of any company in a CONTROL relationship or the Adviser's clients) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the PURCHASE OR SALE OF SECURITIES by a client or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities; and

o any natural person in a CONTROL relationship to a CLIENT'S account, who obtains information concerning recommendations made to a client with regard to the PURCHASE OR SALE of securities by a CLIENT.

ALTERNATE OFFICER means the person or persons appointed by the Board to perform the OFFICER'S functions when the OFFICER is not available or has a personal conflict of interest in the transaction being reviewed or matter to be performed.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the SECURITIES Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. EMPLOYEES should generally consider themselves the "beneficial owner" of any SECURITIES in which they have a direct or indirect pecuniary interest. In addition, they should consider themselves the beneficial owner of SECURITIES held by their spouse, their minor children, a relative who shares their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides them with sole or shared voting or investment power.

CLIENT means person(s) or account(s) being advised by Adviser with Adviser having investment discretion over said account.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "CONTROL" means the power to exercise a CONTROLLING influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting SECURITIES is presumed to give the holder of such securities CONTROL over the company. The facts and circumstances of a given situation may counter this presumption.

EMPLOYEE means person employed with Adviser in any employment function - Officer, Advisor, Administrative, Clerical, Support, etc. For this Code of Ethics document, "Employee" also indicates ACCESS PERSON.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INITIAL PUBLIC OFFERING ("IPO") means an offering of SECURITIES registered under the SECURITIES Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL of Adviser means any employees of Adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the PURCHASE OR SALE OF SECURITIES in a client's account.

LIMITED OFFERING means an offering that is exempt from registration under the SECURITIES Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to PURCHASE or sell a SECURITY. A SECURITY is being PURCHASED OR SOLD by a CLIENT from the time a PURCHASE OR SALE program has been communicated to the person who places buy and sell orders for the client until the program has been fully completed or terminated. A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a CLIENT when a SECURITY is identified as such by the Adviser.

OFFICER means the person or persons appointed by the Board pursuant to Section III of this Code.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTs, including repurchase agreements.

SECURITY HELD OR TO BE ACQUIRED by a client means (A) any SECURITY that within the most recent 15 days, (i) is or has been held by a client or (ii) is being or has been considered by adviser or subadviser for PURCHASE; and (B) any option to PURCHASE OR SELL, and any SECURITY convertible into or exchangeable for any SECURITY.

                                   APPENDIX II

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: _______________________________________

Calendar Quarter Ended:__________________________________________

Date Report Due:_________________________________________________

Date Report Submitted:___________________________________________

SECURITIES TRANSACTIONS

_        o     I have had no reportable transactions during the quarter.

_        o     I have reportable transactions this quarter; however, all
               trades were placed in my Synovus Securities, Inc. brokerage account. (trades reviewed from statements and need not be listed)

_        o     The reportable transactions listed below were NOT placed
               through my SSI brokerage account nor does SSI receive duplicate statements from the broker-dealer of record:

----------------- -------------- --------------- -------------- --------------- -------------- --------------
                                                  Principal
                                                    Amount,                                       Name of
                     Name of     No. Of Shares     Maturity                                       Broker,
                   Issuer and         (if          Date and                                      Dealer or
    Date of         Title of      applicable)      Interest        Type of                         Bank
  Transaction       Security                       Rate (if      Transaction        Price        Effecting
                                                  applicable)                                   Transaction
----------------- -------------- --------------- -------------- --------------- -------------- --------------


----------------- -------------- --------------- -------------- --------------- -------------- --------------


----------------- -------------- --------------- -------------- --------------- -------------- --------------


----------------- -------------- --------------- -------------- --------------- -------------- --------------

SECURITIES ACCOUNTS

_         o     I have not established a securities account during the
                quarter.

_         o     I have established securities accounts during the quarter.

If employee established a securities account (including mutual funds) within the quarter, please provide the following information:

------------------------------------- ----------------------------------- -----------------------------------
Name of Broker, Dealer or Bank        Date Account was Established        Name(s) on and Type of Account
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

CERTIFICATION

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.



---------------------------------           ---------------------------------
           Signature                                     Date

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT

Name of Reporting Person: __________________________________________

Date Person became Subject:_________________________________________
To the Code's Reporting Requirements

Information in Report Dated as of:__________________________________

Date Report Due:____________________________________________________

Date Report Submitted:______________________________________________

SECURITIES HOLDINGS

_        o     have no securities holdings to report.
_        o     have the following securities holdings to report.

------------------------------------- ----------------------------------- -----------------------------------
Name of Issuer and Title of Security    No. of Shares (if applicable)      Principal Amount, Maturity Date
                                                                          and Interest Rate (if applicable)
------------------------------------- ----------------------------------- -----------------------------------


------------------------------------- ----------------------------------- -----------------------------------


------------------------------------- ----------------------------------- -----------------------------------


------------------------------------- ----------------------------------- -----------------------------------

SECURITIES ACCOUNTS

_        o     have no securities accounts to report.
_        o     have the following securities accounts to report:

------------------------------------- ----------------------------------- -----------------------------------
   Name of Broker, Dealer or Bank        Date Account was Established       Name(s) on and Type of Account
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

CERTIFICATION

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

---------------------------------           ---------------------------------
           Signature                                        Date

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: __________________________________________

Information in Report Dated as of:__________________________________

Date Report Due:____________________________________________________

Date Report Submitted:______________________________________________

Calendar Year Ended: December 31, ________

SECURITIES HOLDINGS
_         o    I have no securities holdings to report for the year.
_         o    All securities holdings are contained in statements provided to SSI by the broker-dealer of record.
_         o    I have the following securities holdings to report:

------------------------------------- ----------------------------------- -----------------------------------
Name of Issuer and Title of Security    No. of Shares (if applicable)      Principal Amount, Maturity Date
                                                                          and Interest Rate (if applicable)
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------


------------------------------------- ----------------------------------- -----------------------------------


------------------------------------- ----------------------------------- -----------------------------------

SECURITIES ACCOUNTS

_         o    I have no securities accounts to report for the year.
_         o    All securities accounts are contained in my quarterly report previously submitted
_         o    I have the following securities accounts to report:

------------------------------------- ----------------------------------- -----------------------------------
   Name of Broker, Dealer or Bank        Date Account was Established       Name(s) on and Type of Account
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

CERTIFICATION

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

---------------------------------           ---------------------------------
            Signature                                 Date

                                   APPENDIX V
                   ANNUAL AND INITIAL COMPLIANCE CERTIFICATION
                              INITIAL CERTIFICATION

I CERTIFY THAT I:       (i)   have received, read and reviewed Adviser's Code;
                        (ii)  understand the policies and procedures in the
                              Code;
                        (iii) recognize that I am subject to such policies and
                              procedures;
                        (iv)  understand the penalties for non-compliance;
                        (v)   will fully comply with the Code; and
                        (vi)  have fully and accurately completed this
                              Certificate.

Signature: ___________________________________________________
Name: ________________________________________________________ (Please print)
Date Submitted: ______________________________________________
Date Due: ____________________________________________________

                              ANNUAL CERTIFICATION

I  CERTIFY THAT I:      (i)    have received, read and reviewed the Adviser's
                               Code;
                        (ii)   understand the policies and procedures in the
                               Code;
                        (iii)  recognize that I am subject to such policies and
                               procedures;
                        (iv)   understand the penalties for non-compliance;
                        (v)    have complied with the Code and any applicable
                               reporting requirements during this past year;
                        (vi)   have fully disclosed any exceptions to my
                               compliance with the Code below;
                        (vii)  will fully comply with the Code; and
                        (viii) have fully and accurately completed this
                               Certificate.

EXCEPTION(S): __________________________________________________________________
              __________________________________________________________________
              __________________________________________________________________
              __________________________________________________________________
Signature:        _______________________________________________
Name:             _______________________________________________ (Please print)
Date Submitted:   _______________________________________________
Date Due:         _______________________________________________

                                   APPENDIX VI

                   TRANSACTION PRE-APPROVAL FOR ACCESS PERSON

            Date:                   Please fax your request to (706) 649-7147

            Name:                   Fax Number:

            Name of Security:

            Number of Shares / Units:

            For what action are you requesting approval?      _ Buy    _ Sell

            Date of original purchase:

            Please check the restriction applicable to this transaction:

            _      Hedge Fund

            _      Private Placement

            _      IPO

For Compliance Department Use Only:
--------------------------------------------------------------------------------
  _ Approved      _ Denied

  Approved by:________________________________Date:_________________

Explanation of Decision:_____________________________________________

_____________________________________________________________________


--------------------------------------------------------------------------------

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